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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brad D. Bodenman and Royce Yudkoff, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   *   *   *

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14/th/ day of May, 1999.

               Signature                                Capacity
               ---------                                --------

          /s/ Steven Hicks                   Director of Muzak Holdings LLC
     --------------------------------
              Steven Hicks


          /s/ D. Geoff Armstrong             Director of Muzak Holdings LLC
     --------------------------------
              D. Geoff Armstrong